Exhibit 99.1

Investor Update July 15, 2021

This presentation contains “forward-looking statements” of Ryman Hospitality Properties, Inc. (the “Company”) that are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of the Company’s business, the impact of COVID-19 on travel, transient and group demand, the effects of COVID-19 on the Company’s results of operations, the amount of cancellation and attrition fees, rebooking efforts, completion of renovation projects, the Company’s liquidity, monthly cash expenses and cash flow, recovery of group business to pre-pandemic levels, anticipated business levels and anticipated financial results for the Gaylord Hotels during future periods and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic on us and the hospitality and entertainment industries generally, the impact of the COVID-19 pandemic on demand for travel, transient and group business (including government-imposed restrictions), levels of consumer confidence in the safety of travel and group gathering as a result of COVID-19 and vaccine availability, the duration and severity of the COVID-19 pandemic in the United States and the pace of recovery following the COVID-19 pandemic, the duration and severity of outbreaks of any new variants of the COVID-19 virus, the duration and severity of the COVID-19 pandemic in the markets where the Company’s assets are located, governmental restrictions on the Company’s businesses, economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Reports on Form 10-Q and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events. The Company is presenting preliminary estimates of certain operating results as of and for the three and six months ended June 30, 2021 based upon the information available to the Company as of the date of this presentation. These estimates are not a comprehensive statement of the Company's results for such periods, and the Company's actual results may differ materially from these preliminary estimated results. These estimates are preliminary and are inherently uncertain and subject to change as the Company completes the preparation of its condensed consolidated financial statements and related notes and completion of its financial close procedures for the three and six months ended June 30, 2021. Therefore, you should not place any undue reliance upon this information. The Company’s independent registered accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial information included in this presentation and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The Company currently intends to release its finalized second quarter earnings results before the market opens on Tuesday, August 3, 2021, and management will hold a conference call to discuss the results at 10:00 a.m. ET on the same day. In addition, you should carefully review the Company’s condensed, consolidated financial statements for the three and six months ended June 30, 2021, when they become available. This presentation is current as of July 15, 2021. Certain information contained in this presentation includes market and industry data or information that has been obtained from or is based upon information from third-party sources. Although the information is believed to be reliable, neither the Company nor its agents have independently verified the accuracy, currency, or completeness of any of the information from third-party sources referred to in this investor presentation or ascertained from the underlying economic assumptions relied upon by such sources. The Company and its agents disclaim any responsibility or liability whatsoever in respect of any third-party sources of market and industry data or information. This presentation does not constitute, and may not be used in connection with, an offer or solicitation by anyone. Forward looking statements and disclaimers 2

Recovery continues to accelerate .. Group business continued to show strong evidence of recovery throughout Q2, building on momentum seen in Q1 .. With the Gaylord National’s reopening on July 1st, all hotels and Entertainment venues are now fully open and operational .. Organic room night production has surpassed rebooking activity for three consecutive months and now sits at over 60% of sales production .. Group room nights travelled have grown sequentially each month year- to-date through June, and lead volumes accelerated in June to over 4x the growth rate observed in May .. Rebooked approximately 66% of group room nights cancelled due to COVID-19 .. Group revenue pace for 2022 bookings remains ahead of last pre-COVID year (2019) at the same point in 2018 .. Entertainment assets are recovering quickly as attendance increases and future show bookings track at or above the same time in 2018 for 2019 .. Since 2018, approximately $872 million in capital investments that are maturing over next few years and are expected to drive post-pandemic profitability .. Average monthly cash burn1 inflected to positive cash flow in June and continued improvement is expected in 3Q-2021 and 4Q-2021 3 Gaylord Rockies 1. Cash burn (or “cash flow” where positive) is defined as Adjusted EBITDAre less cash interest expense and debt service before capital expenditures. Adjusted EBITDAre is defined in the Company’s earnings release for the first quarter 2021.

Group meeting momentum continues to build Monthly Group Performance: 2021 YTD2 Group Rooms Revenue OTB: Rest of 2021 vs 2019 (millions) 1. ITYFTY bookings are group room nights booked for travel within the same calendar year (in this case for travel by Dec. 31, 2021) 2. Decline in group room nights travelled as a percentage of all room nights travelled in March is due to the increase in Spring Break leisure demand; leisure room nights sold increased 76% from February to March 2021, compared to a 47% increase in group room nights sold over that period; June 2021 results are preliminary and may be subject to change. 4 .. Group rooms revenue more than tripled from May to June and group occupancy represented almost half of total occupancy in the month of June .. In-the-year for-the-year (ITYFTY)1 lead volumes accelerated from May to June and ITYFTY bookings exceed 2019 levels for the fifth consecutive month .. Year-to-date 2021 ITYFTY bookings have exceeded 2019 levels by approximately 55,000 room nights or 33% .. Group rooms revenue OTB for July – Dec. 2021 is 72% of the same period in 2019, up from 65% one month ago Monthly ITYFTY Bookings and Lead Volumes vs 2019

Cancellations decelerating, organic bookings accelerating .. Average daily cancellations by month fell to approximately 1,000 room nights in June 2021, approaching pre-COVID average (2018-2019) of approximately 600 average daily cancellations .. The trend of organic bookings is outpacing rebookings accelerated in June with 63% of sales production representing new organic business, continuing a positive trend that began in April 2021 Average Daily Cancellations by Month Rebookings vs New Organic Bookings (as % of total period production) 5

Rebooked 66% of cumulative COVID-19 cancellations Rebooked Room Nights by New Arrival Year Cancelled Room Nights by Arrival Date .. From March 2020 through June 2021 the company has rebooked approximately 66% of total COVID-19 related cancelled group room nights1 far exceeding initial target of 50% and 2 percentage points higher than June update .. Cancellations have been primarily concentrated in 2020 and 1H-2021, with only 11% for Q3-21 and beyond .. Majority of 2025+ rebookings represent next available date due to length of booking window 1. Approximately 4% of early cancellations that rebooked into 2020 travelled and the balance cancelled or rebooked a second time into 2021 or later. Rebooked meetings are treated as discrete new meetings such that a second cancellation or rebook is added to the cumulative cancellation, rebook and lost revenue totals. 6

. Over the next six quarters, corporate and association groups are an increasing mix of on-the-books (OTB) business .. For 2H-2021, corporate and associations represent approximately 80% of group room nights OTB .. For 2022, corporate and associations rises to 89% of group room nights OTB, above the 81% combined pre-COVID mix from calendar 2019 actual room nights travelled Corporate and association meetings continue to ramp Room Nights OTB by Customer Segment1 7 Gaylord Texan 1. As of July 1, 2021; SMERF = Social, Military, Educational, Religious and Fraternal; 2019 data is group room nights travelled

. Rebooking efforts continue to bolster long term group occupancy OTB as contracted business approaches or exceeds pre-pandemic levels based on pacing in 2018 for 2019 .. Group average daily rate (ADR) OTB for the next five years is ahead of the same time in 2018 by an average of 6.0% per year .. Combined effect yields group rooms revenue OTB that is at or above pre-pandemic levels Our long-term book of group business remains strong Group Occupancy Points OTB by Arrival Year Group ADR OTB Next Five Years 8 Group Rooms Revenue OTB Next Five Years (millions)

Live entertainment demand growing .. Grand Ole Opry sold 80% of available seats for the month of June, including 4 full-capacity, sold-out shows with attendance above 4,400 .. For July to December of 2021, currently have 130 shows scheduled at the Ryman, which is up from 121 a month ago and compares favorably to the 107 shows scheduled during the same time period in 2019 .. In the month of June, Ole Red Nashville and Ole Red Gatlinburg outperformed 2019 from both a revenue and adjusted EBITDA perspective .. For 2022 we have 147 confirmed concerts at the Ryman (up from 119 last month), while at the same time in 2018 we had only 45 confirmed dates for 2019 (up from 31 as of one month ago, also excludes Opry shows and private events) 9

RYMAN

RYMAN HOSPITALITY PROPERTIES, INC.

Major capital investments drive post-pandemic growth

- Since 2018, the Company has invested approximately $872 million in capital projects to capture demand, enhance competitive positioning, and drive profitability

Year	Month	Project	Description	Investment	Segment
2018	May	Texan Rooms Expansion Complete	303 rooms, 88,000 ft^2 of meeting space	$110 million	Hospitality
	June	Ole Red Nashville Opens	Brand expansion in Nashville	$30 million	Entertainment
	December	Gaylord Rockies Opens	1,501 rooms, 518,000 ft^2 of meeting space	$179 million[1]	Hospitality
2019	May	Ole Red Gatlinburg Opens	Brand expansion to east Tennessee	$10 million	Entertainment
	May	SoundWaves Fully Opens	217,000 ft^2 water attraction at Opryland	$90 million	Hospitality
	June	Glass Cactus Opens	43,000 ft^2 riverfront event center at Texan	$7 million	Hospitality
2020	June	Ole Red Orlando Opens	Brand expansion to Florida	$15 million	Entertainment
2021	April	Palms Rooms Expansion Complete	302 rooms, 96,000 ft^2 of meeting space	$158 million	Hospitality
	June	Rockies Buyout Complete	Remaining 35% in JV that owns Rockies + 130 acres of adjacent land	$210 million	Hospitality
	June	National Rooms Reno Complete	Renovated rooms and revamped F&B offering	$63 million	Hospitality
Total Invested Capital				**$872 million**	**94% Hosp./6% Ent.**

1. Represents the Company's initial 35% investment, plus subsequent buyout of certain partner interests in 2018 and 2020 to reach 65%, and adjusted for cash out refinancing and other distributions.

Recent capital investments –Gaylord Texan expansion & Glass Cactus renovation .. Opened May 2018 .. 303 rooms .. 88,000 sf of meeting space .. Resort pool expansion .. $110 million investment .. Expected unlevered IRR in the mid to high teens ------------------------------- .. Opened June 2019 .. 43,000 sf Glass Cactus event center .. $7 million renovation / repositioning .. Expected unlevered IRR in high teens 11

Planned 317-room Expansion Site Recent capital investment – Gaylord Rockies opening & JV purchase .. Gaylord Rockies opened December 2018 for total cost of $800 million .. As of June 2021, completed purchase of the remaining 35% of JV and 130 acres of surrounding development land for aggregate purchase price of $210M .. Consolidation of JV ownership, surrounding land, and rebate structure gives Ryman control of future development and opportunity to create an “Opryland of the west” in a highly desirable market with strong airlift from Denver International Airport. .. Expected to generate high-teens cash on cash returns once stabilized 12

Recent capital investment –Soundwaves at Gaylord Opryland .. Indoor portion opened December 2018 while outdoor portion opened May 2019 .. 217,000 sf indoor/outdoor luxury water experience .. $90 million investment .. Expected unlevered IRR in mid to high teens 13

Recent capital investments –Gaylord Palms expansion .. Opened April 2021 .. 302 rooms .. 96,000 sf of meeting space .. Resort pool expansion .. 12,000 sf outdoor event lawn .. Multi-level parking garage .. $158 million investment .. Expected unlevered IRR in the mid to high teens 14

Recent capital investment –Gaylord National rooms renovation and F&B re-concepting .. Completed June 2021 in time for reopening in July 2021 .. Rooms and corridor renovation .. $63 million investment .. Reconcepting of Marketplace and National Pastime F&B underway 15

1. Cash burn (or “cash flow” where positive) is defined as Adjusted EBITDAre less cash interest expense and debt service, before capital expenditures. Adjusted EBITDAre is defined in the Company’s earnings release for the first quarter 2021. 2. Preliminary estimates for June 2021 and 2Q-2021, subject to change. Cash flow turns positive in June with return of group demand .. As group demand continues to recover, Company generated positive adjusted EBITDA on a consolidated basis and was nearly breakeven from a cash burn1,2 perspective in 2Q-2021 .. Cash burn improved through April and May and inflected to positive cash flow in the month of June April: ($10.8) million May: ($7.6) million June2: +$15.1 million .. We expect our hotel and entertainment segments will each deliver positive Adjusted EBITDAre in Q3, and that both consolidated Adjusted EBITDAre and cash flow will be positive in Q3 and Q4 .. Given the accelerating recovery in group business, we expect the trends in cash flow growth seen during June to continue in 3Q- 2021 producing monthly cash flow between $16 and $19 million .. With the addition of our Christmas programming and continued strength in leisure transient, we anticipate further sequential improvement in cash flow during 4Q-2021 16 Average Monthly Cash Burn / Flow (millions) 2

$700 $380 $300 $211 $490 $600 $800 $0 $400 $800 $1,200 2021 2022 2023 2024 2025 2026 2027 2028 2029 Gaylord Rockies 4.5% Sr Notes (2029) Revolver Availability Revolver TL-A TL-B 4.75% Sr Notes (2027) 1. The ATM program provides the company the ability to offer and sell through sales agents up to 4 million shares of common stock 2. Outstanding debt as adjusted for acquisition of remaining 35% ownership in the Gaylord Rockies joint venture for $188 million in May, and the subsequent acquisition of additional adjacent 130 acres of land for $22 million in June Q1-2021 Pro Forma Maturity Schedule2 (millions) Inflection in cash flow supports balance sheet recovery .. Our balance sheet health continues to improve following the impact of 2020 and COVID-19 .. Our revolver balance remains low and we have multiple avenues to access capital if necessary .. Total liquidity, adjusted for the Rockies acquisition, was approximately $556.8 million at the end of Q1 .. To enhance capital flexibility, in Q2 the company initiated an ATM equity program1 .. Only mid-term maturity is the Gaylord Rockies loan in 2023 .. Consolidating the remaining 35% ownership of Gaylord Rockies allows us to utilize our corporate level scale and puts us in a good position to refinance the property’s loan prior to its maturity 17

Conclusion .. Group business, both room nights travelled and new organic bookings, continue trending positively year to date .. Rebooked approximately 66% of lost business due to COVID-19, positioning us well for the future .. On-the-books group business for 2022 and beyond consistent with or ahead of pre-pandemic levels .. Consolidated Adjusted EBITDA and cash flow expected to continue to improve in the 2H-2021 .. Significant capital investments over last three years lay groundwork for future growth 18 Gaylord Rockies Gaylord National Gaylord Texan